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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and "Summary Financial Data" and to the use of our report dated March 8, 2002, in the Registration Statement (Form S-1 File No. 333-101126) and related Prospectus of Mariner Health Care, Inc. (formerly known as Mariner Post-Acute Network, Inc., formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) for the registration of 4,809,419 shares of its common stock.

We also consent to the use of our report dated March 8, 2002 with respect to the financial statement schedule of Mariner Health Care, Inc. (formerly known as Mariner Post-Acute Network, Inc., formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) appearing elsewhere in this Registration Statement.

                                                               ERNST & YOUNG LLP


Atlanta, Georgia
January 22, 2003